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December 18, 1995                                         EXHIBIT 5


IMAGE ENTERTAINMENT, INC.
9333 Oso Avenue
Chatsworth, California 91311

Re: S-8 STATEMENT/S-3 REOFFER PROSPECTUS COVERING 275,000 ADDITIONAL SHARES UNDERLYING OPTIONS ISSUABLE UNDER THE COMPANY'S 1994 ELIGIBLE DIRECTORS STOCK OPTION PLAN

Ladies and Gentlemen:

I, as Chief Administrative Officer & General Counsel of Image Entertainment, Inc., a California corporation (the "Company"), have examined the Registration
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Statement on Form S-8 (the "Registration Statement") which the Company intends
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to file with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 275,000 shares of the Company's common stock, no par value (the "Common Stock"),
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all of which are issuable upon exercise of options that have been or are to be granted pursuant to the Image Entertainment, Inc. 1994 Eligible Directors Stock Option Plan (the "Plan").
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I have examined the Company's Articles of Incorporation, Bylaws and corporate minutes books and the Plan. I have also examined the records of corporate proceedings taken in connection the approval of the Plan and the issuance and sale of the Common Stock to be issued pursuant to the exercise of options granted and to be granted under the Plan.

Based upon the foregoing examinations and upon applicable laws, I am of the opinion that, subject to compliance with the applicable federal and state securities laws, the Common Stock, when offered, sold and paid for in accordance with the authorization of the Plan and pursuant to the exercise of options granted under the Plan, will be legally issued, fully paid and non-assessable.

I hereby consent to the use of this opinion as an exhibit to the Registration Statement.

Sincerely,

/S/CHERYL LEE, ESQ.

Cheryl Lee, Esq.
Chief Aministrative Officer & General Counsel